Exhibit 10.34
ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE
     This Assignment of Agreement of Purchase and Sales (“Assignment”) is made and entered into this 26th day of October, 2004 by and between Robert J. Manne, a/k/a Robert Manne (“Assignor”) and The Ultimate Software Group, Inc., a Delaware corporation (“Assignee”).
W I T N E S S E T H:
     Whereas, Assignor did heretofore on September 22, 2004 enter into an Agreement of Purchase and Sale with Assignor as Buyer and Parry F. Goodman and Ivy Goodman, husband and wife, as Seller, for the purchase and sale the real property legally described in attached Exhibit “A” (“Agreement”) and
     Whereas, the Agreement provides in Paragraph 26 that Buyer may assign the Agreement in its full and absolute discretion, and
     Whereas, Assignor is desirous of assigning the Agreement to Assignee, and
     Whereas, at a duly noticed and held meeting of the Board of Directors of Assignee, Assignee approved this Assignment,
     NOW THEREFORE, for mutual consideration given, the receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:
1.	The recitals set forth hereinabove are true and correct;

2.	Assignor hereby assigns all of its rights, title, interests and obligations under the Agreement to Assignee and Assignee does hereby accept all rights, title, interests and obligations of Assignor under the Agreement.

ASSIGNOR:	ASSIGNEE:
The Ultimate Software Group, Inc., a Delaware corporation
/s/ Robert J. Manne ROBERT J. MANNE, a/k/a ROBERT MANNE	By: /s/ Scott Scherr Name: Scott Scherr Title: President